As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-124753

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1376651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3911 Sorrento Valley Boulevard, San Diego, CA 92121

(858) 558-2871

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Uli Hacksell, Ph.D.

Chief Executive Officer

ACADIA Pharmaceuticals Inc.

3911 Sorrento Valley Boulevard, San Diego, CA 92121

(858) 558-2871

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn F. Baity Vice President and General Counsel ACADIA Pharmaceuticals Inc. 3911 Sorrento Valley Boulevard San Diego, CA 92121 (858) 558-2871	D. Bradley Peck J. Patrick Loofbourrow Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121-9109 (858) 550-6000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

ACADIA Pharmaceuticals Inc., a Delaware corporation (the “Registrant”), originally registered the sale of 6,597,023 shares of its common stock, $0.0001 par value per share, including 1,319,402 shares of the Registrant’s common stock issuable upon the exercise of outstanding warrants, pursuant to a prospectus contained in a Registration Statement on Form S-1 (Registration No. 333-124753) (the “Registration Statement), which the Registrant filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2005, which was amended by Amendment No. 1 to the Registration Statement filed with the Commission on a registration statement on Form S-3 on June 1, 2005. The shares were registered to permit the sale of such shares by the selling stockholders listed in the Registration Statement pursuant to the terms and conditions of the Securities Purchase Agreement dated April 15, 2005 and filed as Exhibit 10.25 to the Registration Statement (the “Purchase Agreement”).

The offering (the “Offering”) contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation under the Purchase Agreement to maintain the effectiveness of the Registration Statement. Pursuant to an undertaking made in Part II, Item 17 of the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as remain unsold as of the time of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 29, 2007.

ACADIA Pharmaceuticals Inc. By: /s/ ULI HACKSELL Uli Hacksell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ ULI HACKSELL Uli Hacksell	Chief Executive Officer, President and Director (Principal Executive Officer)	June 29, 2007

/S/ THOMAS H. AASEN Thomas H. Aasen	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 29, 2007

/S/ * Leslie Iversen	Chairman of the Board	June 29, 2007

/S/ * Gordon Binder	Director	June 29, 2007

/S/ * Michael Borer	Director	June 29, 2007

/S/ * Mary Ann Gray	Director	June 29, 2007

/S/ * Lester Kaplan	Director	June 29, 2007

/S/ * Torsten Rasmussen	Director	June 29, 2007

/S/ * Alan Walton	Director	June 29, 2007

*By:	/S/ ULI HACKSELL
Uli Hacksell Attorney-in-fact